EXHIBIT 99.1

Oxford: Strong Consumer Demand and Excellent Execution Drove Record Third Quarter Results, Raises Full Year Guidance

  Third quarter net sales increased 41% year-over-year and exceeded pre-pandemic levels
  Third quarter GAAP and adjusted EPS increased to $1.54 and $1.19, respectively
  Raises fourth quarter and full-year revenue and EPS guidance

ATLANTA, Dec. 08, 2021 (GLOBE NEWSWIRE) -- Oxford Industries, Inc. (NYSE:OXM) today announced financial results for its fiscal 2021 third quarter ended October 30, 2021. Due to the material impact of COVID-19 on the Company’s business in fiscal 2020, this release includes comparisons of fiscal 2021 results to both fiscal 2019 and fiscal 2020.

Consolidated net sales in the third quarter of fiscal 2021 were $248 million compared to $175 million and $241 million in the third quarters of fiscal 2020 and fiscal 2019, respectively, despite significantly lower sales at Lanier Apparel, which we effectively exited during the third quarter of fiscal 2021. Earnings on a GAAP basis increased to $1.54 per share compared to a loss of $0.64 per share in the third quarter of fiscal 2020 and earnings of $0.10 per share in the third quarter of fiscal 2019. On an adjusted basis, earnings increased to $1.19 per share compared to a loss of $0.44 per share in the third quarter of fiscal 2020 and earnings of $0.10 per share in the third quarter of fiscal 2019. Details on adjustments can be found in the reconciliation tables at the end of this release.

Thomas C. Chubb III, Chairman and CEO, commented, “We are delighted to be reporting record net sales and earnings for the third quarter of fiscal 2021. These outstanding results are directly attributable to the power of our brand portfolio, the strength of our product offerings and our ability to connect with and serve customers across channels, combined with the great work our teams have done to fortify these foundational cornerstones during the pandemic. While the current operating environment has presented challenges including supply chain disruptions and additional cost pressures, we are managing them adeptly and I am confident in our ability to continue successfully executing our key strategies as we move through the fourth quarter and into fiscal 2022. I am pleased to report that holiday selling to date has been robust and I firmly believe that we will deliver a strong finish to a fantastic year. I am incredibly grateful to our team and share their pride in what we have delivered for our customers and our shareholders.”

Summary of Results

Net Sales by Operating Group	Third Quarter
($ in millions)	2021	2020	2019
Tommy Bahama	$148.5	$94.9	$127.0
Lilly Pulitzer	72.2	53.7	71.7
Southern Tide	13.2	10.0	9.1
Lanier Apparel (exited)	4.2	10.8	28.8
Other	9.7	5.7	4.7
Total Company	$247.7	$175.1	$241.2

Third Quarter of Fiscal 2021 Compared to Third Quarter of Fiscal 2019

  Net sales increased 3% to $248 million compared to the third quarter of fiscal 2019. Excluding Lanier Apparel, where operations were effectively exited during the third quarter of fiscal 2021, net sales increased 15% to $243 million compared to the $212 million of net sales in the same period of fiscal 2019.

    Full-price direct to consumer sales grew 40% to $143 million, with growth in each of our brands compared to the third quarter of fiscal 2019. Full-price retail sales grew 13% and full-price e-commerce sales grew 100% compared to the third quarter of fiscal 2019.

    Restaurant sales grew 14% to $20 million compared to the third quarter of fiscal 2019. The quarter benefited from strong increases at existing locations as well as the operation of five additional Marlin Bar locations.

    Off-price sales in our direct to consumer channels, which include the Lilly Pulitzer e-commerce flash clearance sale and Tommy Bahama outlet store sales, decreased by $12 million compared to the third quarter of fiscal 2019. Sales from the Lilly Pulitzer e-commerce flash clearance sale were $19 million in the third quarter of fiscal 2021 compared to $31 million in the third quarter of fiscal 2019. More inventory sold at full price in the spring and summer resulting in less inventory for the clearance event.

    Wholesale sales were $53 million during the third quarter of fiscal 2021 compared to $78 million during the third quarter of fiscal 2019. The decrease was primarily due to $25 million of lower sales in Lanier Apparel as we finalized the inventory liquidation in the third quarter of fiscal 2021.

  Gross margin, on both a GAAP and adjusted basis, increased to 62% compared to 55% in the third quarter of fiscal 2019. The gross margin improvement was fueled by strong full-price sales, a shift in sales mix towards full-price direct to consumer channels, and higher initial gross margin, partially offset by higher freight costs.

  SG&A was $138 million, or 56% of net sales, compared to $134 million, or 56% of net sales, in the third quarter of fiscal 2019. A non-recurring lease termination charge and increased advertising expense in the third quarter of fiscal 2021 were partially offset by decreases in employment costs due to reduced headcount. On an adjusted basis, SG&A was $131 million, or 53% of net sales, compared to $134 million, or 56% of net sales, in the third quarter of fiscal 2019.

  Royalties and other income increased to $16 million compared to $4 million of royalties and other income in the third quarter of fiscal 2019. On an adjusted basis, excluding a $12 million gain on the third quarter fiscal 2021 sale of an interest in an unconsolidated entity, royalties and other income were $4 million in the third quarters of both 2021 and 2019.

  Operating income increased to $31 million, or 12% of net sales, compared to $3 million, or 1% of net sales, in the third quarter of fiscal 2019. On an adjusted basis, operating income increased to $27 million, or 11% of net sales, compared to $3 million, or 1% of net sales, in the third quarter of fiscal 2019 with operating margin expansion in Tommy Bahama, Lilly Pulitzer and Southern Tide.

  The effective tax rate expense in the third quarter of fiscal 2021 was 15% compared to an effective tax rate benefit of 25% in the third quarter of fiscal 2020 and an effective tax rate expense of 34% in the third quarter of fiscal 2019. The third quarter of fiscal 2021 included the utilization of previous capital losses to substantially offset a gain recognized on the sale of an interest in an unconsolidated entity. On an adjusted basis, the effective tax rate expense was 24% in the third quarter of fiscal 2021 as compared to a benefit of 23% in the third quarter of fiscal 2020, and an effective tax rate expense of 33% in the third quarter of fiscal 2019.

Balance Sheet and Liquidity

On a FIFO basis, inventory decreased 24% compared to October 31, 2020. Excluding Lanier Apparel, FIFO inventory decreased 17% compared to October 31, 2020. As planned, inventory levels declined year over year with prudent purchases of seasonal inventory. Higher than expected sales during the first nine months of fiscal 2021 and ongoing enhancements to enterprise order management systems also contributed to the decrease. On a LIFO basis, inventory decreased 39%, or 31% excluding Lanier Apparel, compared to October 31, 2020.

As of October 30, 2021, the Company had a strong liquidity position with $188 million of cash and short-term investments and no borrowings outstanding under its revolving credit agreement. In the first nine months of fiscal 2021, cash provided by operating activities was $157 million compared to $23 million in the first nine months of fiscal 2020.

Outlook

The strength of the Company’s direct to consumer business is expected to continue through the remainder of 2021. For the fourth quarter, the Company expects net sales to be between $285 million and $295 million compared to net sales of $221 million in the fourth quarter of fiscal 2020 and $298 million in the fourth quarter of fiscal 2019. Lanier Apparel had sales of $9 million and $20 million during the fourth quarter of fiscal 2020 and 2019, respectively, with no sales expected during the fourth quarter of fiscal 2021. The Company expects earnings per share on a GAAP and adjusted basis in a range of $1.20 to $1.35 in the fourth quarter of fiscal 2021. This compares with a loss of $0.74 per share on a GAAP basis and an adjusted earnings per share of $0.13 in the fourth quarter of fiscal 2020, and earnings of $0.90 per share on a GAAP basis and an adjusted earnings per share of $1.09 in the fourth quarter of fiscal 2019.

For the full fiscal year, the Company now expects net sales in a range of $1.127 billion to $1.137 billion as compared to net sales of $749 million in fiscal 2020 and $1.123 billion in fiscal 2019.  Lanier Apparel is expected to have sales of $25 million for fiscal 2021 and had sales of $39 million and $95 million during fiscal 2020 and 2019, respectively. In fiscal 2021, GAAP earnings per share are expected to be between $7.49 and $7.64. Adjusted earnings per share are expected to be between $7.52 and $7.67. This compares to a loss on a GAAP basis of $5.77 per share and an adjusted loss of $1.81 per share in fiscal 2020, and earnings of $4.05 per share on a GAAP basis and $4.32 per share on an adjusted basis in fiscal 2019.

The Company’s effective tax rate for the full year fiscal 2021 is expected to be approximately 22%.

Capital expenditures in fiscal 2021, including $25 million in the first nine months of fiscal 2021, are expected to be between $35 million and $40 million, primarily reflecting investments in information technology initiatives, new Marlin Bars, and retail stores. Capital expenditures were $29 million in fiscal 2020 and $37 million in fiscal 2019.

Dividend and Share Repurchase Authorization

The Company announced that its Board of Directors has approved a cash dividend of $0.42 per share payable on January 28, 2022 to shareholders of record as of the close of business on January 14, 2022. The Company has paid dividends every quarter since it became publicly owned in 1960.

In assessing the Company’s capital allocation plan, the Company’s Board of Directors has increased its share repurchase authorization to $150 million.

Conference Call

The Company will hold a conference call with senior management to discuss its financial results at 4:30 p.m. ET today. A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com. A replay of the call will be available through December 22, 2021 by dialing (412) 317- 6671 access code 13724975.

About Oxford

Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama®, Lilly Pulitzer®, Southern Tide®, The Beaufort Bonnet Company®, and Duck Head® brands. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Basis of Presentation

All per share information is presented on a diluted basis.

Non-GAAP Financial Information

The Company reports its consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods.  These measures include adjusted earnings, adjusted earnings per share, adjusted gross profit, adjusted gross margin, adjusted SG&A, and adjusted operating income, among others.

Management uses these non-GAAP financial measures in making financial, operational, and planning decisions to evaluate the Company’s ongoing performance. Management also uses these adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others.  Reconciliations of these adjusted measures to the most directly comparable financial measures calculated in accordance with GAAP are presented in tables included at the end of this release.

Safe Harbor

This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which typically are not historical in nature. We intend for all forward-looking statements contained herein, in our press releases or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of the coronavirus (COVID-19) pandemic on our business, operations and financial results, including due to uncertainties about scope and duration, future store closures or other restrictions (including reduced hours and capacity and/or operating requirements) due to government and health department mandates and/or recommendations, the effectiveness of store and restaurant re-openings (including impacts on consumer traffic) and supply chain disruptions, any or all of which may also affect many of the following risks; demand for our products, which may be impacted by competitive conditions and/or evolving consumer shopping patterns; macroeconomic factors that may impact consumer discretionary spending for apparel and related products; supply chain disruptions, including the potential lack of inventory to support demand for our products, which may be impacted by capacity constraints, closed factories, and cost and availability of freight deliveries; costs and availability of labor; costs of products as well as the raw materials used in those products; expected pricing levels; the timing of shipments requested by our wholesale customers; expected outcomes of pending or potential litigation and regulatory actions; cybersecurity breaches; changes in international, federal or state tax, trade and other laws and regulations, including the potential increase in the U.S. corporate federal income tax rate and/or imposition of additional duties; the ability of business partners, including suppliers, vendors, licensees and landlords, to meet their obligations to us and/or continue our business relationship to the same degree in light of current or future financial stress, staffing shortages, liquidity challenges and/or bankruptcy filings; weather; fluctuations and volatility in global financial markets; retention of and disciplined execution by key management; the timing and cost of store and restaurant openings and remodels, technology implementations and other capital expenditures; acquisition and disposition activities, including our ability to timely recognize expected synergies from acquisitions; the impact of any restructuring initiatives we may undertake; access to capital and/or credit markets; changes in accounting standards and related guidance; and factors that could affect our consolidated effective tax rate. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. Risk Factors contained in our Annual Report on Form 10-K for Fiscal 2020, and those described from time to time in our future reports filed with the SEC. We caution that one should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:  Anne M. Shoemaker
E-mail:  InvestorRelations@oxfordinc.com

Oxford Industries, Inc.
Consolidated Balance Sheets
(in thousands, except par amounts)
(unaudited)
	October 30,	October 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$37,976	$53,071
Short-term investments	150,036	—
Receivables, net	46,266	38,726
Inventories, net	90,981	148,740
Income tax receivable	18,085	787
Prepaid expenses and other current assets	23,609	21,139
Total Current Assets	$366,953	$262,463
Property and equipment, net	156,672	178,029
Intangible assets, net	155,527	156,464
Goodwill	23,909	23,857
Operating lease assets	200,508	238,259
Other assets, net	29,234	42,945
Total Assets	$932,803	$902,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$64,709	$52,177
Accrued compensation	32,744	17,947
Current portion of operating lease liabilities	58,287	62,839
Accrued expenses and other liabilities	51,432	43,426
Total Current Liabilities	$207,172	$176,389
Long-term debt	—	34,802
Non-current portion of operating lease liabilities	206,484	244,970
Other non-current liabilities	21,779	18,394
Deferred income taxes	1,899	8,516
Shareholders’ Equity
Common stock, $1.00 par value per share	16,891	16,884
Additional paid-in capital	160,421	154,103
Retained earnings	321,238	252,392
Accumulated other comprehensive loss	(3,081)	(4,433)
Total Shareholders’ Equity	$495,469	$418,946
Total Liabilities and Shareholders’ Equity	$932,803	$902,017

Oxford Industries, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Third Quarter			First Nine Months
	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2021	Fiscal 2020	Fiscal 2019
Net sales	$247,729	$175,135	$241,221	$842,163	$527,466	$825,194
Cost of goods sold	95,191	78,866	108,241	313,414	232,386	346,620
Gross profit	$152,538	$96,269	$132,980	$528,749	$295,080	$478,574
SG&A	137,505	113,537	134,231	420,997	352,201	417,448
Impairment of goodwill and intangible assets	—	—	—	—	60,452	—
Royalties and other operating income	15,574	3,550	3,845	25,744	10,349	11,469
Operating income (loss)	$30,607	$(13,718)	$2,594	$133,496	$(107,224)	$72,595
Interest expense, net	222	339	81	685	1,673	1,171
Earnings (loss) before income taxes	$30,385	$(14,057)	$2,513	$132,811	$(108,897)	$71,424
Income tax provision (benefit)	4,400	(3,453)	845	26,898	(25,422)	18,263
Net earnings (loss)	$25,985	$(10,604)	$1,668	$105,913	$(83,475)	$53,161

Net earnings (loss) per share:
Basic	$1.56	$(0.64)	$0.10	$6.37	$(5.04)	$3.17
Diluted	$1.54	$(0.64)	$0.10	$6.29	$(5.04)	$3.15
Weighted average shares outstanding:
Basic	16,649	16,568	16,773	16,627	16,576	16,748
Diluted	16,872	16,568	16,934	16,841	16,576	16,896
Dividends declared per share	$0.42	$0.25	$0.37	$1.21	$0.75	$1.11

Oxford Industries, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	First Nine Months
	Fiscal 2021	Fiscal 2020
Cash Flows From Operating Activities:
Net earnings (loss)	$105,913	$(83,475)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Depreciation	28,592	33,389
Amortization of intangible assets	660	834
Impairment of goodwill and intangible assets	—	60,452
Equity compensation expense	5,854	5,626
Gain on sale of investment in unconsolidated entity	(11,586)	—
Amortization of deferred financing costs	258	258
Change in fair value of contingent consideration	786	—
Deferred income taxes	3,115	(8,024)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(14,341)	19,662
Inventories, net	32,544	3,716
Income tax receivable	(109)	75
Prepaid expenses and other current assets	(3,238)	4,275
Current liabilities	10,361	(747)
Other balance sheet changes	(1,724)	(13,364)
Cash provided by operating activities	$157,085	$22,677
Cash Flows From Investing activities
Purchases of property and equipment	(25,132)	(21,916)
Purchases of short-term investments	(150,000)	—
Proceeds from sale of investment in unconsolidated entity	14,586	—
Other investing activities	(2,000)	(3,000)
Cash used in investing activities	$(162,546)	$(24,916)
Cash Flows From Financing Activities:
Repayment of revolving credit arrangements	—	(222,896)
Proceeds from revolving credit arrangements	—	257,698
Repurchase of common stock	—	(18,053)
Proceeds from issuance of common stock	1,044	1,097
Repurchase of equity awards for employee tax withholding liabilities	(2,983)	(1,870)
Cash dividends paid	(20,447)	(12,706)
Other financing activities	(749)	(459)
Cash (used in) provided by financing activities	$(23,135)	$2,811
Net change in cash and cash equivalents	(28,596)	572
Effect of foreign currency translation on cash and cash equivalents	559	39
Cash and cash equivalents at the beginning of year	66,013	52,460
Cash and cash equivalents at the end of period	$37,976	$53,071

Oxford Industries, Inc.
Reconciliations of Certain Non-GAAP Financial Information
(in millions, except per share amounts)
(unaudited)
	Third Quarter					First Nine Months
AS REPORTED	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change
Tommy Bahama
Net sales	$148.5	$94.9	56.4%	$127.0	16.9%	$514.0	$277.1	85.5%	$480.6	6.9%
Gross profit	$91.8	$56.4	62.6%	$76.5	20.0%	$326.7	$161.7	102.0%	$294.5	10.9%
Gross margin	61.8%	59.5%		60.2%		63.6%	58.3%		61.3%
Operating income (loss)	$5.5	$(7.2)	NM	$(7.8)	NM	$73.5	$(43.3)	NM	$30.7	139.7%
Operating margin	3.7%	(7.6)%		(6.1)%		14.3%	(15.6)%		6.4%
Lilly Pulitzer
Net sales	$72.2	$53.7	34.3%	$71.7	0.7%	$233.1	$176.7	31.9%	$219.8	6.0%
Gross profit	$48.7	$32.8	48.2%	$41.0	18.8%	$161.7	$108.6	48.9%	$138.3	17.0%
Gross margin	67.4%	61.1%		57.2%		69.4%	61.4%		62.9%
Operating income	$16.0	$5.3	203.6%	$11.0	45.5%	$61.7	$25.7	140.4%	$46.7	32.2%
Operating margin	22.2%	9.8%		15.3%		26.5%	14.5%		21.2%
Southern Tide
Net sales	$13.2	$10.0	31.2%	$9.1	44.5%	$43.2	$27.1	59.2%	$35.7	21.0%
Gross profit	$7.0	$3.4	105.6%	$4.4	60.0%	$23.5	$7.9	196.1%	$17.7	32.8%
Gross margin	53.5%	34.1%		48.3%		54.4%	29.2%		49.5%
Operating income (loss)	$2.7	$(0.5)	NM	$0.5	NM	$8.9	$(64.8)	NM	$4.9	82.4%
Operating margin	20.5%	(4.6)%		5.8%		20.6%	(238.8)%		13.7%
Lanier Apparel
Net sales	$4.2	$10.8	(60.9)%	$28.8	(85.3)%	$24.7	$30.0	(17.5)%	$75.4	(67.2)%
Gross profit	$2.2	$(5.0)	NM	$8.2	(73.3)%	$12.3	$(0.6)	NM	$21.2	(42.3)%
Gross margin	51.9%	(46.0)%		28.6%		49.5%	(1.9)%		28.2%
Operating income (loss)	$0.3	$(12.5)	NM	$2.0	NM	$2.1	$(21.3)	NM	$3.7	(45.1)%
Operating margin	8.2%	(115.6)%		6.9%		8.3%	(70.9)%		5.0%
Corporate and Other
Net sales	$9.7	$5.7	71.3%	$4.7	108.0%	$27.2	$16.5	64.8%	$13.7	98.6%
Gross profit	$2.9	$8.6	NM	$3.0	NM	$4.6	$17.4	NM	$6.9	NM
Operating income (loss)	$6.1	$1.2	NM	$(3.2)	NM	$(12.7)	$(3.5)	NM	$(13.4)	NM
Consolidated
Net sales	$247.7	$175.1	41.5%	$241.2	2.7%	$842.2	$527.5	59.7%	$825.2	2.1%
Gross profit	$152.5	$96.3	58.4%	$133.0	14.7%	$528.7	$295.1	79.2%	$478.6	10.5%
Gross margin	61.6%	55.0%		55.1%		62.8%	55.9%		58.0%
SG&A	$137.5	$113.5	21.1%	$134.2	2.4%	$421.0	$352.2	19.5%	$417.4	0.9%
SG&A as % of net sales	55.5%	64.8%		55.6%		50.0%	66.8%		50.6%
Operating income (loss)	$30.6	$(13.7)	NM	$2.6	NM	$133.5	$(107.2)	NM	$72.6	83.9%
Operating margin	12.4%	(7.8)%		1.1%		15.9%	(20.3)%		8.8%
Earnings (loss) before income taxes	$30.4	$(14.1)	NM	$2.5	NM	$132.8	$(108.9)	NM	$71.4	85.9%
Net earnings (loss)	$26.0	$(10.6)	NM	$1.7	NM	$105.9	$(83.5)	NM	$53.2	99.2%
Net earnings (loss) per diluted share	$1.54	$(0.64)	NM	$0.1	NM	$6.29	$(5.04)	NM	$3.15	99.7%
Weighted average shares outstanding - diluted	16.9	16.6	1.8%	16.9	(0.4)%	16.8	16.6	1.6%	16.9	(0.3)%

	Third Quarter					First Nine Months
ADJUSTMENTS	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change
LIFO adjustments(1)	$2.2	$(5.6)		$(0.0)		$9.6	$(9.3)		$0.8
Lanier Apparel exit charges in cost of goods sold(2)	$(0.7)	$6.4		$0.0		$(2.8)	$6.4		$0.0
Tommy Bahama Japan SG&A charges(3)	$0.0	$0.0		$0.0		$0.0	$0.0		$0.6
Tommy Bahama lease termination charges (4)	$4.9	$0.0		$0.0		$4.9	$0.0		$0.0
Amortization of Lilly Pulitzer Signature Store intangible assets(5)	$0.0	$0.1		$0.1		$0.0	$0.2		$0.2
Amortization of Southern Tide intangible assets(6)	$0.1	$0.1		$0.1		$0.2	$0.2		$0.2
Southern Tide impairment charges(7)	$0.0	$0.0		$0.0		$0.0	$60.2		$0.0
Lanier Apparel intangible asset impairment charges(8)	$0.0	$0.0		$0.0		$0.0	$0.2		$0.0
Lanier Apparel exit charges in SG&A(9)	$0.6	$3.7		$0.0		$3.8	$3.7		$0.0
Gain on sale of investment in unconsolidated entity(10)	$(11.6)	$0.0		$0.0		$(11.6)	$0.0		$0.0
TBBC change in fair value of contingent consideration(11)	$0.8	$0.0		$0.0		$0.8	$0.0		$0.0
Impact of income taxes(12)	$(2.1)	$(1.3)		$(0.0)		$(4.4)	$(10.4)		$(0.4)
Adjustment to net earnings(13)	$(5.9)	$3.3		$0.1		$0.5	$51.3		$1.5
AS ADJUSTED
Tommy Bahama
Net sales	$148.5	$94.9	56.4%	$127.0	16.9%	$514.0	$277.1	85.5%	$480.6	6.9%
Gross profit	$91.8	$56.4	62.6%	$76.5	20.0%	$326.7	$161.7	102.0%	$294.5	10.9%
Gross margin	61.8%	59.5%		60.2%		63.6%	58.3%		61.3%
Operating income (loss)	$10.4	$(7.2)	NM	$(7.8)	NM	$78.4	$(43.3)	NM	$31.3	150.7%
Operating margin	7.0%	(7.6)%		(6.1)%		15.2%	(15.6)%		6.5%
Lilly Pulitzer
Net sales	$72.2	$53.7	34.3%	$71.7	0.7%	$233.1	$176.7	31.9%	$219.8	6.0%
Gross profit	$48.7	$32.8	48.2%	$41.0	18.8%	$161.7	$108.6	48.9%	$138.3	17.0%
Gross margin	67.4%	61.1%		57.2%		69.4%	61.4%		62.9%
Operating income	$16.0	$5.3	199.7%	$11.1	44.4%	$61.7	$25.9	138.5%	$46.9	31.5%
Operating margin	22.2%	9.9%		15.4%		26.5%	14.6%		21.3%
Southern Tide
Net sales	$13.2	$10.0	31.2%	$9.1	44.5%	$43.2	$27.1	59.2%	$35.7	21.0%
Gross profit	$7.0	$3.4	105.6%	$4.4	60.0%	$23.5	$7.9	196.1%	$17.7	32.8%
Gross margin	53.5%	34.1%		48.3%		54.4%	29.2%		49.5%
Operating income (loss)	$2.8	$(0.4)	NM	$0.6	NM	$9.1	$(4.3)	NM	$5.1	78.9%
Operating margin	21.0%	(3.9)%		6.6%		21.1%	(16.0)%		14.3%
Lanier Apparel
Net sales	$4.2	$10.8	(60.9)%	$28.8	(85.3)%	$24.7	$30.0	(17.5)%	$75.4	(67.2)%
Gross profit	$1.5	$1.4	5.1%	$8.2	(81.6)%	$9.4	$5.8	61.7%	$21.2	(55.6)%
Gross margin	35.7%	13.3%		28.6%		38.1%	19.4%		28.2%
Operating income (loss)	$0.2	$(2.4)	NM	$2.0	(88.7)%	$3.0	$(10.9)	NM	$3.7	(19.3)%
Operating margin	5.3%	(22.1)%		6.9%		12.2%	(36.5)%		5.0%
Corporate and Other
Net sales	$9.7	$5.7	71.3%	$4.7	108.0%	$27.2	$16.5	64.8%	$13.7	98.6%
Gross profit	$5.1	$2.9	NM	$2.9	NM	$14.2	$8.1	NM	$7.7	NM
Operating loss	$(2.6)	$(4.5)	NM	$(3.2)	NM	$(13.9)	$(12.8)	NM	$(12.6)	NM
Consolidated
Net sales	$247.7	$175.1	41.5%	$241.2	2.7%	$842.2	$527.5	59.7%	$825.2	2.1%
Gross profit	$154.1	$97.0	58.8%	$132.9	15.9%	$535.5	$292.2	83.3%	$479.4	11.7%
Gross margin	62.2%	55.4%		55.1%		63.6%	55.4%		58.1%
SG&A	$131.2	$109.7	19.6%	$134.1	(2.1)%	$411.4	$348.1	18.2%	$416.4	(1.2)%
SG&A as % of net sales	53.0%	62.6%		55.6%		48.8%	66.0%		50.5%
Operating income (loss)	$26.8	$(9.1)	NM	$2.7	NM	$138.3	$(45.5)	NM	$74.5	85.8%
Operating margin	10.8%	(5.2)%		1.1%	NM	16.4%	(8.6)%		9.0%
Earnings (loss) before income taxes	$26.6	$(9.4)	NM	$2.6	NM	$137.7	$(47.2)	NM	$73.3	87.8%
Net earnings (loss)	$20.1	$(7.3)	NM	$1.8	NM	$106.4	$(32.1)	NM	$54.7	94.6%
Net earnings (loss) per diluted share	$1.19	$(0.44)	NM	$0.10	NM	$6.32	$(1.94)	NM	$3.24	95.1%

	Third Quarter	Third Quarter	Third Quarter	Third Quarter
	Fiscal 2021	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Actual	Guidance(14)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$1.54	$0.17-0.27	$(0.64)	$0.10
LIFO adjustments(15)	0.10	0.00	(0.25)	0.00
Amortization of recently acquired intangible assets(16)	0.00	0.00	0.01	0.01
Tommy Bahama lease termination charges (18)	0.21	0.00	0.00	0.00
Lanier Apparel exit charges(19)	(0.01)	0.03	0.45	0.00
Gain on sale of investment in unconsolidated entity(20)	(0.68)	0.00	0.00	0.00
Change in fair value of contingent consideration(21)	0.03	0.00	0.00	0.00
As adjusted(13)	$1.19	$0.20-0.30	$(0.44)	$0.10

	First Nine Months	First Nine Months	First Nine Months
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Actual	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$6.29	$(5.04)	$3.15
LIFO adjustments(15)	0.42	(0.39)	0.04
Amortization of recently acquired intangible assets(16)	0.01	0.02	0.02
Tommy Bahama Japan charges(17)	0.00	0.00	0.03
Tommy Bahama lease termination charges(18)	0.21	0.00	0.00
Impairment of goodwill and intangible assets(22)	0.00	3.02	0.00
Lanier Apparel exit charges(19)	0.04	0.45	0.00
Gain on sale of investment in unconsolidated entity(20)	(0.68)	0.00	0.00
Change in fair value of contingent consideration(21)	0.03	0.00	0.00
As adjusted(13)	$6.32	$(1.94)	$3.24

	Fourth Quarter	Fourth Quarter	Fourth Quarter
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Guidance(23)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$1.20-1.35	$(0.74)	$0.90
LIFO adjustments(15)	0.00	0.00	0.03
Amortization of recently acquired intangible assets(16)	0.00	0.01	0.01
Tommy Bahama Japan charges(17)	0.00	0.00	0.13
Information technology project write-off(24)	0.00	0.71	0.00
Lanier Apparel exit charges(19)	0.00	0.12	0.00
Change in fair value of contingent consideration(21)	0.00	0.03	0.02
As adjusted(13)	$1.20-1.35	$0.13	$1.09

	Full Year	Full Year	Full Year
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Guidance(23)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$7.49-7.64	(5.77)	$4.05
LIFO adjustments(15)	0.42	(0.39)	0.06
Amortization of recently acquired intangible assets(16)	0.01	0.02	0.03
Tommy Bahama Japan charges(17)	0.00	0.00	0.16
Tommy Bahama lease termination charges(18)	0.21	0.00	0.00
Information technology project write-off(24)	0.00	0.71	0.00
Impairment of goodwill and intangible assets(22)	0.00	3.02	0.00
Lanier Apparel exit charges(19)	0.04	0.57	0.00
Gain on sale of investment in unconsolidated entity(20)	(0.68)	0.00	0.00
Change in fair value of contingent consideration(21)	0.03	0.03	0.02
As adjusted(13)	$7.52-7.67	$(1.81)	$4.32

(1) LIFO adjustments represents the impact of LIFO accounting adjustments. These adjustments are included in cost of goods sold in Corporate and Other.
(2) Lanier Apparel exit charges in cost of goods sold relate to amounts resulting from the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business, which was effectively completed in the Third Quarter of Fiscal 2021. These amounts relate to estimates of inventory markdowns and costs related to the Merida, Mexico manufacturing facility, which ceased operations in Fiscal 2020. These amounts are included in cost of goods sold in Lanier Apparel.
(3) Tommy Bahama Japan SG&A charges represents the SG&A impact of the restructuring and exit of the Tommy Bahama Japan operations, which was completed in the First Half of Fiscal 2020. These charges are included in SG&A in Tommy Bahama.
(4) Tommy Bahama lease termination charges represents charges associated with the termination of the Tommy Bahama New York office and showroom lease. These charges are included in SG&A in Tommy Bahama.
(5) Amortization of Lilly Pulitzer Signature Store intangible assets represents the amortization related to intangible assets acquired as part of Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. These charges are included in SG&A in Lilly Pulitzer.
(6) Amortization of Southern Tide intangible assets represents the amortization related to intangible assets acquired as part of the Southern Tide acquisition. These charges are included in SG&A in Southern Tide.
(7) Southern Tide impairment charges represents the impairment related to goodwill and intangible assets related to Southern Tide. These charges are included in impairment of goodwill and intangible assets in Southern Tide.
(8) Lanier Apparel intangible asset impairment charges represents the impairment related to a trademark acquired in a prior year. This charge is included in impairment of goodwill and intangible assets in Lanier Apparel.
(9) Lanier Apparel exit charges in SG&A relate to the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business. These charges consist of employee charges for severance and employee retention, operating lease impairment charges, termination charges related to certain license agreements and fixed asset impairment charges. These charges are included in SG&A in Lanier Apparel.
(10) Gain on sale of investment in unconsolidated entity represents the gain recognized on the sale of the ownership interest in an unconsolidated entity. This is included in royalties and other income in Corporate and Other.
(11) Change in fair value of contingent consideration represents change in fair value of contingent consideration related to the TBBC acquisition. This charge is included in SG&A in Corporate and Other.
(12) Impact of income taxes represents the estimated tax impact of the above adjustments based on the estimated applicable tax rate on current year earnings in the respective jurisdiction.
(13) Amounts in columns may not add due to rounding.
(14) Guidance as issued on September 2, 2021. Guidance for Fiscal 2021 and the Third Quarter of Fiscal 2021 did not include an estimated pre-tax gain of on the sale of the ownership interest in an unconsolidated entity.
(15) LIFO adjustments represents the impact, net of income taxes, on net earnings (loss) per share resulting from LIFO accounting adjustments. No estimate for LIFO accounting adjustments is reflected in the guidance for any future periods.
(16) Amortization of recently acquired intangible assets represents the impact, net of income taxes, on net earnings (loss) per share resulting from the amortization of intangible assets acquired as part of the Lilly Pulitzer Signature Store and Southern Tide acquisitions.
(17) Tommy Bahama Japan charges represents the impact, net of income taxes, on net earnings (loss) per share of the restructuring and exit of the Tommy Bahama Japan operations.
(18) Tommy Bahama lease termination charges represents the impact, net of income taxes, on net earnings (loss) per share of the charges associated with the termination of the Tommy Bahama New York office and showroom lease.
(19) Lanier Apparel exit charges represents the impact, net of income taxes, on net earnings (loss) per share resulting from the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business, which was effectively completed in the Third Quarter of Fiscal 2021. These charges include amounts related to estimates of inventory markdowns, costs related to the Merida, Mexico manufacturing facility, employee charges, operating lease asset impairment charges, termination charges related to certain license agreements and fixed asset impairment charges.
(20) Gain on sale of investment in unconsolidated entity represents the impact, net of income taxes, on net earnings (loss) per share relating to the gain recognized on the sale of the ownership interest in an unconsolidated entity.
(21) Change in fair value of contingent consideration represents the impact, net of income taxes, on net earnings (loss) per share relating to the change in the fair value of contingent consideration related to the TBBC acquisition.
(22) Impairment of goodwill and intangible assets represents the impact, net of income taxes, on net earnings (loss) per share resulting from the impairment charges in Southern Tide and Lanier Apparel. Due to the non-deductibility of $18 million of Southern Tide goodwill amounts, the effective tax rate on these impairment charges for goodwill and intangible assets was 17%.
(23) Guidance as issued on December 8, 2021.
(24) Information technology project write-off represents the impact, net of income taxes, on net earnings (loss) per share resulting from a charge in the Fourth Quarter of Fiscal 2020 for the write-off of previously capitalized costs related to a project that was abandoned.

Location Count
	End of Q1	End of Q2	End of Q3	End of Q4
Fiscal 2019
Tommy Bahama
Full-price retail store	113	113	111	111
Retail-restaurant	17	17	17	16
Outlet	37	37	37	35
Total Tommy Bahama	167	167	165	162
Lilly Pulitzer	63	63	63	61
Southern Tide	—	—	—	1
Oxford Total	230	230	228	224
Fiscal 2020
Tommy Bahama
Full-price retail store	110	107	106	105
Retail-restaurant	18	19	19	20
Outlet	35	35	35	35
Total Tommy Bahama	163	161	160	160
Lilly Pulitzer	61	59	59	59
Southern Tide	1	2	3	3
Oxford Total	225	222	222	222
Fiscal 2021
Tommy Bahama
Full-price retail store	104	104	103	—
Retail-restaurant	21	21	21	—
Outlet	35	35	35	—
Total Tommy Bahama	160	160	159	—
Lilly Pulitzer	59	59	59	—
Southern Tide	4	4	4	—
Oxford Total	223	223	222	—